DLH Reports Fiscal 2022 Fourth Quarter Results
Revenue of $67.2 million for Quarter, $395.2 million for Fiscal Year; Debt Reduced to $22 million
Atlanta, Georgia – December 5, 2022 - DLH Holdings Corp. (NASDAQ: DLHC) (“DLH” or the “Company”), a leading provider of innovative healthcare services and solutions to federal agencies, today announced financial results for its fiscal fourth quarter ended September 30, 2022.

Highlights
•Fourth quarter revenue increased to $67.2 million in fiscal 2022 from $65.2 million in fiscal 2021, reflecting growth of 3% year-over-year
•For the full fiscal year, revenue rose to $395.2 million from $246.1 million, reflecting the previously announced short term FEMA contracts to support Alaska, which contributed $125.8 million to revenue in the fiscal year
•Excluding these short-term contracts, revenue grew to $269.4 million, an increase of 10% over the prior year, reflecting volume growth on existing contracts
•Earnings were $3.4 million, or $0.24 per diluted share, for the fiscal 2022 fourth quarter versus $2.9 million, or $0.21 per diluted share, for the fourth quarter of fiscal 2021
•Earnings for the full year were $23.3 million, or $1.64 per diluted share for fiscal 2022 as compared to earnings for fiscal 2021 of $10.1 million, or $0.75 per diluted share.
•Excluding the FEMA contracts, earnings on a non-GAAP basis for the full fiscal year were $14.1 million, or $0.99 per diluted share, versus $10.0 million, or $0.74 per diluted share, for fiscal 2021
•The Company's secured term loan was reduced from $46.8 million to $22.0 million during the fiscal year
•Contract backlog was $482.5 million as of September 30, 2022 versus $651.5 million at the end of the prior fiscal year, with approximately $85 million of the latter related to the FEMA contracts

Management Discussion
“Fiscal 2022 was a year that, once again, demonstrated the strength of our people, the ability of our platform to deliver excellent results and the agility of the Company's advanced technological capabilities, driving us to record performance and positioning us well for the quarters to come," said DLH President and Chief Executive Officer Zach Parker. "We begin fiscal 2023 with a healthy backlog of $482.5 million representing our diverse programs across numerous agencies in the markets we serve. In addition, we further paid down debt, leaving the Company with a solid balance sheet and the financial flexibility to fund business growth initiatives and invest in our people. As we look towards the future, I’d like to thank our employees for a standout year as you continue to support critical efforts and programs that support our nation. Given the longstanding demand for our services, broad bipartisan support in Congress, and our innovative, data-driven solutions, we remain optimistic about the quarters to come.”

Results for the Three Months Ended September 30, 2022
Revenue for the fourth quarter of fiscal 2022 was $67.2 million versus $65.2 million in the prior-year period. The 3% increase year-over-year reflects continued growth across the Company's existing contracts.

Income from operations was $4.7 million for the quarter versus $4.0 million in the prior-year period and, as a percent of revenue, the Company reported an operating margin of 7.0% in fiscal 2022 fourth quarter versus 6.2% in same period in fiscal 2021. Income from operations increased due to higher revenue and improved program mix, offset by investments in the human capital and business development functions and increased compliance costs.

Interest expense was $0.5 million in the fiscal fourth quarter of 2022 versus $0.8 million in the prior-year period, reflecting the decrease of debt outstanding. Income before provision for income taxes was $4.2 million this year versus $3.2 million in fiscal 2021, representing 6.3% and 5.0% of revenue, respectively, for each period.

For the three months ended September 30, 2022 and 2021, respectively, DLH recorded a $0.8 million and $0.3 million provision for income taxes. The Company reported net income of approximately $3.4 million, or $0.24 per diluted share, for the fourth quarter of fiscal 2022 versus $2.9 million, or $0.21 per diluted share, for the fourth quarter of fiscal 2021. As a percent of revenue, net income was 5.1% for the fourth quarter of fiscal 2022 versus 4.4% for the prior year period.

On a non-GAAP basis, EBITDA for the three months ended September 30, 2022 was approximately $6.6 million versus $6.0 million in the prior-year period, or 9.8% and 9.3% of revenue, respectively.
Key Financial Indicators
For the 2022 fiscal year, DLH produced $1.2 million in operating cash, reflecting the impact of the $22.3 million deferred revenue on the previously-completed FEMA contracts, for which there were advance payments in the fourth quarter of fiscal 2021. The overall increase in accounts receivable versus the prior-year period reflects normal fluctuations in the timing of customer payments and growth in the overall business volume.

As of September 30, 2022, the Company had cash of $0.2 million and debt outstanding under its credit facilities of $22.0 million versus cash of $24.1 million and debt outstanding of $46.8 million as of September 30, 2021.

At September 30, 2022, total backlog was approximately $482.5 million, including funded backlog of approximately $98.9 million, and unfunded backlog of $383.5 million.
Conference Call and Webcast Details
DLH management will discuss fourth quarter results and provide a general business update, including current competitive conditions and strategies, during a conference call beginning at 10:00 AM Eastern Time today, December 5, 2022. Interested parties may listen to the conference call by dialing 888-347-5290 or 412-317-5256. Presentation materials will also be posted on the Investor Relations section of the DLH website prior to the commencement of the conference call.

A digital recording of the conference call will be available for replay two hours after the completion of the call and can be accessed on the DLH Investor Relations website or by dialing 877-344-7529 and entering the conference ID 3802471.

About DLH
DLH (NASDAQ:DLHC) delivers improved health and readiness solutions for federal programs through research, development, and innovative care processes. The Company’s experts in public health, performance evaluation, and health operations solve the complex problems faced by civilian and military customers alike, leveraging digital transformation, artificial intelligence, advanced analytics, cloud-based applications, telehealth systems, and more. With over 2,400 employees dedicated to the idea that “Your Mission is Our Passion,” DLH brings a unique combination of government sector experience, proven methodology, and unwavering commitment to public health to improve the lives of millions. For more information, visit www.DLHcorp.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or DLH`s future financial performance. Any statements that refer to expectations, projections or other characterizations of future events or circumstances or that are not statements of historical fact (including without limitation statements to the effect that the Company or its management “believes”, “expects”, “anticipates”, “plans”, “intends” and similar expressions) should be considered forward looking statements that involve risks and uncertainties which could cause actual events or DLH’s actual results to differ materially from those indicated by the forward-looking statements. Forward-looking statements in this release include, among others, statements regarding estimates of future revenues, operating income, earnings and cash flow. These statements reflect our belief and assumptions as to future events that may not prove to be accurate. Our actual results may differ materially from such forward-looking statements made in this release due to a variety of factors, including: the impact of the novel coronavirus (“COVID-19”), including the measures to reduce its spread, and its impact on the economy and demand for our services, are uncertain, cannot be predicted, and may precipitate or exacerbate other risks and uncertainties; the risk that we will not realize the anticipated benefits of acquisitions; the challenges of managing larger and more widespread operations; contract awards in connection with re-competes for present business and/or competition for new business; compliance with bank financial and other covenants; changes in client budgetary priorities; government contract procurement (such as bid and award protests, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the ability to successfully integrate the operations of acquisitions; the impact of inflation and higher interest rates; and other risks described in our SEC filings. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, as well as subsequent reports filed thereafter. The forward-looking statements contained herein are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our industry and business.

Such forward-looking statements are made as of the date hereof and may become outdated over time. The Company does not assume any responsibility for updating forward-looking statements, except as may be required by law.

CONTACTS:

INVESTOR RELATIONS
Contact: Chris Witty
Phone: 646-438-9385
Email: cwitty@darrowir.com
TABLES TO FOLLOW

DLH HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands except per share amounts)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenue	$67,233	$65,182	$395,173	$246,094
Cost of Operations:
Contract costs	51,701	51,522	322,886	194,614
General and administrative costs	8,551	6,532	30,730	25,054
Corporate development costs	364	1,088	614	1,088
Depreciation and amortization	1,926	2,010	7,665	8,115
Total operating costs	62,542	61,152	361,895	228,871
Income from operations	4,691	4,030	33,278	17,223
Interest expense	477	808	2,215	3,784
Income before provision for income taxes	4,214	3,222	31,063	13,439
Provision for income taxes	772	339	7,775	3,294
Net income	$3,442	$2,883	$23,288	$10,145

Net income per share - basic	$0.27	$0.23	$1.82	$0.81
Net income per share - diluted	$0.24	$0.21	$1.64	$0.75
Weighted average common shares outstanding
Basic	12,980	12,607	12,830	12,549
Diluted	14,307	13,654	14,179	13,597

DLH HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands except par value of shares)

	September 30, 2022	September 30, 2021
ASSETS
Current assets:
Cash	$228	$24,051
Accounts receivable	40,496	33,447
Other current assets	2,878	4,265
Total current assets	43,602	61,763
Equipment and improvements, net	1,704	1,912
Operating lease right-of-use assets	16,851	19,919
Goodwill	65,643	65,643
Intangible assets, net	40,884	47,469
Other long-term assets	328	464
Total assets	$169,012	$197,170
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Operating lease liabilities - current	$2,235	$2,261
Accrued payroll	9,444	9,125
Deferred revenue	—	22,273
Accounts payable and accrued liabilities	26,862	32,717
Total current liabilities	38,541	66,376
Long-term liabilities:
Deferred taxes, net	1,534	1,176
Operating lease liabilities - long-term	16,461	19,374
Debt obligations - long-term, net of deferred financing costs	20,416	44,636
Total long-term liabilities	38,411	65,186
Total liabilities	76,952	131,562
Shareholders' equity:
Common stock, $0.001 par value; authorized 40,000 shares; issued and outstanding 13,047 and 12,714 at September 30, 2022 and September 30, 2021, respectively	13	13
Additional paid-in capital	91,057	87,893
Retained earnings (accumulated deficit)	990	(22,298)
Total shareholders’ equity	92,060	65,608
Total liabilities and shareholders' equity	$169,012	$197,170

DLH HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Twelve Months Ended
	September 30,
	2022	2021
Operating activities
Net income	$23,288	$10,145
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,665	8,115
Amortization of deferred financing costs charged to interest expense	664	792
Stock-based compensation expense	2,608	1,660
Deferred taxes, net	358	1,213
Changes in operating assets and liabilities
Accounts receivable	(7,049)	(906)
Other current assets	1,387	(766)
Accrued payroll	319	(1,486)
Deferred revenue	(22,273)	22,273
Accounts payable and accrued liabilities	(5,855)	4,139
Other long-term assets and liabilities	131	486
Net cash provided by operating activities	1,243	45,665
Investing activities
Business acquisition adjustment	—	59
Purchase of equipment and improvements	(872)	(103)
Net cash used in investing activities	(872)	(44)
Financing activities
Proceeds from debt obligations	17,000	30,950
Repayments of debt obligations	(41,750)	(54,200)
Payments of deferred financing costs	—	(43)
Proceeds from issuance of common stock upon exercise of options and warrants	837	366
Payment of tax obligations resulting from net exercise of stock options	(281)	—
Net cash used in financing activities	(24,194)	(22,927)

Net change in cash	(23,823)	22,694
Cash - beginning of period	24,051	1,357
Cash - end of period	$228	$24,051

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$1,528	$2,941
Cash paid during the period for income taxes	$9,282	$936

Supplemental disclosure of non-cash activity
Common stock surrendered for the exercise of stock options	$256	$—
Cancellation of common stock	$—	$68

Revenue Metrics

	Twelve Months Ended
	September 30,	September 30,
	2022	2021
Market Mix:
Human Services and Solutions	42%	15%
Defense and Veteran Health Solutions	40%	57%
Public Health/Life Sciences	18%	28%

Contract Mix:
Time and Materials	78%	75%
Cost Reimbursable	12%	20%
Firm Fixed Price	10%	5%

Prime vs Sub:
Prime	93%	87%
Subcontractor	7%	13%

Non-GAAP Financial Measures
The Company uses EBITDA and EBITDA as a percent of revenue as supplemental non-GAAP measures of performance. We define EBITDA as net income excluding (i) interest expense, (ii) provision for or benefit from income taxes and (iii) depreciation and amortization. EBITDA as a percent of revenue is EBITDA for the measurement period divided by revenue for the same period.

The Company is presenting additional non-GAAP measures to describe the impact from two short-term FEMA task orders on its financial performance for the three and twelve months periods ended September 30, 2022. The measures presented are revenue, operating income, net income, diluted earnings per share, and EBITDA for our enterprise contract portfolio less the respective performance on the FEMA task orders. These resulting measures present the remaining contract portfolio's quarterly financial performance compared to results delivered in the prior year period. Definitions of these additional non-GAAP measures are set forth in the footnotes to the reconciliation table below.

These non-GAAP measures of performance are used by management to conduct and evaluate its business during its review of operating results for the periods presented. Management and the Company's Board utilize these non-GAAP measures to make decisions about the use of the Company's resources, analyze performance between periods, develop internal projections and measure management performance. We believe that these non-GAAP measures are useful to investors in evaluating the Company's ongoing operating and financial results and understanding how such results compare with the Company's historical performance.

GAAP net income to EBITDA, a non-GAAP measure (in thousands):

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
	2022	2021	Change	2022	2021	Change
Net income	$3,442	$2,883	$559	$23,288	$10,145	$13,143
(i) Interest expense	477	808	(331)	2,215	3,784	(1,569)
(ii) Provision for income taxes	772	339	433	7,775	3,294	4,481
(iii) Depreciation and amortization	1,926	2,010	(84)	7,665	8,115	(450)
EBITDA	$6,617	$6,040	$577	$40,943	$25,338	$15,605

Net income as a % of revenue	5.1%	4.4%	0.7%	5.9%	4.1%	1.8%
EBITDA as a % of revenue	9.8%	9.3%	0.5%	10.4%	10.3%	0.1%
Revenue	$67,233	$65,182	$2,051	$395,173	$246,094	$149,079

GAAP revenue, operating income, net income, diluted earnings per share, and non-GAAP EBITDA reported for the year ended September 30, 2022 to the same metrics for our contract portfolio less the FEMA task orders (in thousands):

	Twelve Months Ended
	September 30,
	2022	2021	Change
Revenue (a)
Total enterprise	$395,173	$246,094	$149,079
Less: FEMA task orders to support Alaska	125,773	1,727	124,046
Remaining contract portfolio	$269,400	$244,367	$25,033

Operating income (b)
Total enterprise	$33,278	$17,223	$16,055
Less: FEMA task orders to support Alaska	12,479	117	12,362
Remaining contract portfolio	$20,799	$17,106	$3,693

Net income (c)
Total enterprise	$23,288	$10,145	$13,143
Less: FEMA task orders to support Alaska	9,235	117	9,118
Remaining contract portfolio	$14,053	$10,028	$4,025

Diluted earnings per share (d)
Total enterprise	$1.64	$0.75	$0.89
Less: FEMA task orders to support Alaska	0.65	0.01	0.64
Remaining contract portfolio	$0.99	$0.74	$0.25

EBITDA (e)
Total enterprise	$40,943	$25,338	$15,605
Less: FEMA task orders to support Alaska	12,479	117	12,362
Remaining contract portfolio	$28,464	$25,221	$3,243

(a): Revenue for the Company’s remaining contract portfolio less the FEMA task orders represents our consolidated revenues less the revenues generated from the FEMA task orders.

(b): Operating income attributable to the remaining contract portfolio less the FEMA task orders represents the Company’s consolidated operating income, determined in accordance with GAAP, less the operating income derived from the FEMA task orders. Similarly, for the year ended September 30, 2022 operating income for the FEMA task orders is derived by subtracting from the revenue attributable to the tasks orders of $125.8 million the following amounts associated with such task orders: contract costs $112.1 million and general & administrative costs of $1.2 million.

(c): Net income attributable to the remaining contract portfolio less the FEMA task orders represents the Company’s consolidated net income, determined in accordance with GAAP, less the net income derived from the FEMA task orders. For the year ended September 30, 2022 net income for the FEMA task orders is derived by subtracting from the revenue attributable to the tasks orders of $125.8 million the following amounts associated with such task orders: contract costs of $112.1 million, general & administrative costs of $1.2 million, and provision for income taxes of $3.2 million.

(d): Diluted earnings per share (diluted EPS) for the FEMA task orders is calculated using the net income attributable to such task orders as opposed to GAAP net income. Diluted EPS for the remaining contract portfolio (total contract portfolio excluding the FEMA task orders) is calculated by subtracting the diluted EPS for the FEMA task orders from the Company's total diluted EPS.

(e): EBITDA attributable to the FEMA task orders of $12.5 million for the year ended September 30, 2022, is arrived at through the same calculation as operating income as there are not any depreciation and amortization costs attributable to the FEMA task orders. EBITDA for the remaining contract portfolio is calculated by subtracting the EBITDA attributable to the FEMA task orders from the Company’s total EBITDA.